UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 10, 2014

Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 787-2100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 10, 2014, our board of directors adopted an amendment to our by-laws to fix the size of our board of directors at six directors. A copy of our by-laws, as amended through July 10, 2014, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On July 10, 2014, our board of directors approved an amendment to the Electro Rent Corporation Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics is applicable to all employees of our company, including our principal executive officer, principal financial officer and other executive officers. The amendment to the Code of Ethics included a number of updates, relevant since its initial adoption in 2003. It provided additional guidance on certain of our company’s policies regarding compliance with antitrust laws, the U.S. Foreign Corrupt Practices Act, bribery laws, and import, export and anti-boycott laws. The amendment to the Code of Ethics also changed the method by which internal reporting of violations of the Code of Ethics are to be made. The revisions to the Code of Ethics do not result in any waiver to any officer or employee of the Company, explicit or implicit, from the provisions of the Code of Ethics in effect prior to the amendment. A copy of our Code Ethics, as amended through July 10, 2014, is filed herewith as Exhibit 14.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	By-laws of Electro Rent Corporation, as amended through July 10, 2014
14.1	Electro Rent Corporation Code of Business Conduct and Ethics

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 16, 2014	ELECTRO RENT CORPORATION By: /s/ Craig R. Jones Craig R. Jones Vice President and Chief Financial Officer